SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2002

US DIAGNOSTIC INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13392 (Commission File Number) 250 South Australian Avenue Suite 900 West Palm Beach, Florida (Address of principal executive offices)	11-3164389 (I.R.S. Employer Identification No.) 33401 (Zip Code)

(561) 832-0006
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On October 29, 2002, US Diagnostic Inc. (“USD”) filed a press release to announce that on October 25, 2002, the United States Bankruptcy Court for the Southern District of Florida, approved USD’s motion for sale of substantially all of its operating assets, including all 21 of its diagnostic imaging centers. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

99.1 Press Release of US Diagnostic Inc. dated October 29, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US DIAGNOSTIC INC.

Date: October 29, 2002	By: /s/ Leon F. Maraist

Leon F. Maraist Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release of US Diagnostic Inc. dated October 29, 2002.